UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

BMO FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

FORM OF PROXY SOLICITATION TELEPHONE / EMAIL SCRIPT

PURPOSE OF CALL: TO CONTACT SHAREHOLDERS AND STATE THE IMPORTANCE OF VOTING.

Mr. / Ms. [Client]:

I want to follow up with you on BMO Funds, Inc.’s decision to convert Class Y shares [(MAIBX)] [(MLVYX)] of the [BMO TCH Intermediate Income Fund] [BMO Low Volatility Equity Fund] into Class A shares [(BAIIX)] [(BLVAX)] of the same Fund. BMO Asset Management Corp., the investment adviser to the Fund, recommended the conversion to the Board of Directors of BMO Funds, Inc. and the Board approved the conversion at a recent meeting. As a registered shareholder, BMO Asset Management Corp. values your input on the proposal. By now, you should have received copies of the proxy materials that explain the proposal in detail. With the shareholder meeting rapidly approaching, you are highly encouraged to spend some time reviewing the proxy materials and then cast your vote by the May 18, 2015 deadline.

NOTE: Text in brackets [ ] will be customized by the relationship manager to fit the client receiving the call/email.